Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

July 16, 2019

ProSight Global, Inc.,

412 Mt. Kemble Avenue,

Suite 300

Morristown, New Jersey 07960.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 10,147,058 shares (the “Securities”) of Common Stock, par value $0.01 per share, of ProSight Global, Inc., a Delaware corporation (the “Company”), of which up to 3,529,412 shares (the “Primary Shares”) will be issued and sold by the Company and up to 6,617,646 shares (the “Secondary Shares”) will be sold by the selling stockholders named in the registration statement relating to the Securities (the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that when the Registration Statement has become effective under the Act, an amended and restated certificate of incorporation of the Company substantially in the form filed as an exhibit to the Registration Statement (the “Amended and Restated Certificate of Incorporation”) has been duly filed with the Secretary of State of the State of Delaware, the Secondary Shares have been duly issued and delivered upon the merger of ProSight Global Holdings Limited with and into the Company as contemplated by the Registration Statement, the terms of the sale of the Primary Shares have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Primary Shares have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

ProSight Global, Inc.	-2-

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Common Stock” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP